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                                                                     EXHIBIT 3.3
                                AMENDMENT NO. 1
                                    TO THE
                              RESTATED BYLAWS OF


                          DIGITAL INSIGHT CORPORATION
                       (as adopted on February 2, 2001)


                                   ARTICLE V

                                    OFFICERS
                                    --------



          5.1  OFFICERS
               --------

          The officers of the corporation shall be a president, one or more vice presidents, a secretary, and a treasurer, and may include a chairman of the board and a chief executive officer separate from the president, each of whom shall be elected or appointed by the board of directors. The chief executive officer, or if there is no chief executive officer, the president, may from time to time create and establish other offices and the duties thereof and elect or appoint, or authorize specific senior officers to appoint, the persons who shall hold such other offices, including one or more vice presidents (including executive vice presidents, senior vice presidents, assistant vice presidents and the like), one or more assistant secretaries, and one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section
     5.3 of these bylaws. The chairman of the board, the chief executive officer or the president may appoint one or more assistant secretaries, and one or more assistant treasurers. Any number of offices may be held by the same person.

          5.2  ELECTION OF OFFICERS
               --------------------

          The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these bylaws, shall be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

          5.3  SUBORDINATE OFFICERS
               --------------------

          The board of directors may appoint, or empower the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

          5.4  REMOVAL AND RESIGNATION OF OFFICERS
               -----------------------------------
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          Subject to the rights, if any of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

          Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

          5.5  VACANCIES IN OFFICES
               --------------------

          Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

          5.6  CHAIRMAN OF THE BOARD
               ---------------------

          The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may form time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no chief executive officer, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these bylaws.

         5.7  CHIEF EXECUTIVE OFFICER
              -----------------------

         Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the chief executive officer shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws. If there is no president, then the chief executive officer shall also be the president of the corporation and shall have the powers and duties prescribed in Section
     5.8 of these bylaws.

         5.8  PRESIDENT
              ---------
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         The president shall, subject to the authority of the chief executive officer, have responsibility for the conduct and general supervision of the business operations of the corporation. The president shall perform such other duties and have such other authority as from time to time may be delegated by the board of directors for the chief executive officer. In the absence or disability of the chief executive officer, the president shall perform the duties and exercise the powers of the chief executive officer. If there shall be no separate chief executive officer of the corporation, then the president shall be the chief executive officer of the corporation and shall have all the duties and authority given under these bylaws to the chief executive officer.

         5.9  VICE PRESIDENT
              --------------

         In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors, or if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the chief executive officer, the president or the chairman of the board.

         5.10  SECRETARY
               ---------

         The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular of special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

          The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

          The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.
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          5.11  CHIEF FINANCIAL OFFICER
                -----------------------

          The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

          The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

          5.12  ASSISTANT SECRETARY
                -------------------

          The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.

          5.13  ASSISTANT FINANCIAL OFFICER
                ---------------------------

          The assistant financial officer, or, if there is more than one, the assistant financial officers, in the order determined by the stockholders or board of directors (or if there by no such determination, then in order of their election), shall, in the absence of the chief financial officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribed.

          5.14  AUTHORITY AND DUTIES OF OFFICERS
                --------------------------------

          In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.
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                                AMENDMENT NO. 2
                                     TO THE
                               RESTATED BYLAWS OF
                          DIGITAL INSIGHT CORPORATION
                         (as adopted on April 24, 2001)

     Section 3.2 of Article III of the Bylaws of the Company shall be amended to read as follow:

     "3.2  NUMBER OF DIRECTORS
           -------------------

     Subject to any contrary provisions in the certificate of incorporation, the authorized number of directors shall be eight (8). This number may be changed by a duly adopted amendment to the certificate of incorporation or by an amendment to this bylaw adopted by the vote or written consent of the holders of a majority of the stock issued and outstanding and entitled to vote or by resolution of a majority of the board of directors.

     No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires."
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                                AMENDMENT NO. 3
                                     TO THE
                               RESTATED BYLAWS OF
                          DIGITAL INSIGHT CORPORATION
                       (as adopted on February 11, 2002)

     Section 3.2 of Article III of the Bylaws of the Company shall be amended to read as follow:

     "3.2  NUMBER OF DIRECTORS
           -------------------

     Subject to any contrary provisions in the certificate of incorporation, the authorized number of directors shall be seven (7). This number may be changed by a duly adopted amendment to the certificate of incorporation or by an amendment to this bylaw adopted by the vote or written consent of the holders of a majority of the stock issued and outstanding and entitled to vote or by resolution of a majority of the board of directors.

     No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires."

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